Exhibit 10.20
Transcript Document No. 3
THE CHEFS’ WAREHOUSE LEASING CO., LLC,
as Sublessor
and
DAIRYLAND USA CORPORATION,
as Sublessee
SUBLEASE AGREEMENT
Dated as of December 1, 2004
(Dairyland USA Corporation Project)
Affecting the Land generally known by the street addresses
1300 Viele Avenue and 1301 Ryawa Avenue
Bronx, New York 10474
Block 2777 Lots 205 and 230
in Bronx County,
City and State of New York
as more particularly described in
Exhibit A to this Lease Agreement
on the Official Tax Map of Bronx County
Record and Return to:
Nixon Peabody LLP
437 Madison Avenue
New York, New York 10022
Attention: Scott Singer, Esq.

SUBLEASE AGREEMENT
     THIS SUBLEASE AGREEMENT, made and entered into as of December 1, 2004 (this “Sublease Agreement”), is by and between THE CHEFS’ WAREHOUSE LEASING CO., LLC, a limited liability company duly organized and validly existing under the laws of the State of New York (the “Sublessor”), party of the first part, having its principal office at 1300 Viele Avenue, Bronx, New York 10474, and DAIRYLAND USA CORPORATION, a corporation duly organized and validly existing under the laws of the State of New York (the “Sublessee”), party of the second part, having its principal office at 1300 Viele Avenue, Bronx, New York 10474.
W I T N E S S E T H:
     WHEREAS, the New York State Industrial Development Agency Act, constituting Title 1 of Article 18-A of the General Municipal Law, Chapter 24 of the Consolidated Laws of New York, as amended (the “Enabling Act”), authorizes and provides for the creation of industrial development agencies in the several counties, cities, villages and towns in the State of New York and empowers such agencies, among other things, to acquire, construct, reconstruct, lease, improve, maintain, equip and furnish land, any building or other improvement, and all real and personal properties, including but not limited to machinery and equipment, deemed necessary in connection therewith, whether or not now in existence or under construction, which shall be suitable for manufacturing, warehousing, research, commercial, industrial or civic purposes, to the end that such agencies may be able to promote, develop, encourage, assist and advance the job opportunities, health, general prosperity and economic welfare of the people of the State of New York and improve their prosperity and standard of living; and
     WHEREAS, pursuant to and in accordance with the provisions of the Enabling Act, the New York City Industrial Development Agency (the “Agency”) was established by Chapter 1082 of the 1974 Laws of New York, as amended (together with the Enabling Act, the “Act”), for the benefit of The City of New York and the inhabitants thereof; and
     WHEREAS, to accomplish the purposes of the Act, the Agency has entered into negotiations with the Sublessor and the Sublessee for a commercial “project” within the meaning of the Act within the territorial boundaries of The City of New York and located on those certain lots, pieces or parcels of land consisting of 138,000 square feet in Block 2777 Lots 205 and 230, generally known as and by the street addresses 1300 Viele Avenue and 1301 Ryawa Avenue, Bronx, New York 10474 (the “Land”); and otherwise described in Exhibit A — “Description of Land” and Exhibit B — “Description of Facility Equipment”, all as attached hereto and made a part hereof; and
     WHEREAS, project will consist of the acquisition and renovation of a commercial facility (the “Facility”), consisting of the acquisition of the Land and the acquisition and renovation of two buildings of an approximate aggregate total of 119,000 square feet located on the Land, all for use in the distribution of specialty foods, groceries, meats, cheeses, milk, produce and frozen products (the “Project”); and

     WHEREAS, to facilitate the Project, the Agency, the Sublessor and the Sublessee have entered into negotiations to enter into a “straight-lease transaction” within the meaning of the Act pursuant to the Agency’s Industrial Incentive Program in which (i) the Agency will acquire leasehold title to the Land and the Improvements pursuant to a Company Lease Agreement, dated as of December 1, 2004 (the “Company Lease”), between the Sublessor and the Agency, (ii) the Agency will acquire leasehold title to the Facility Equipment pursuant to the Company Lease, (iii) the Agency will sublease its interest in the Facility to the Sublessor pursuant to a certain Lease Agreement, dated as of December 1, 2004 (the “Lease Agreement”), between the Agency and the Sublessor, and (iv) the Sublessor will sublease the Facility to the Sublessee pursuant to this Sublease Agreement; and, in furtherance of such purposes, the Agency adopted a resolution on October 12, 2004 (the “Authorizing Resolution”), authorizing the undertaking of the Project, the acquisition and renovation of the Facility by the Sublessor, the lease of the Facility by the Sublessor to the Agency, the sublease of the Facility by the Agency to the Sublessor and the sublease of the Facility by the Sublessor to the Sublessee; and
     WHEREAS, the provision by the Agency of financial assistance to the Sublessor and the Sublessee through a straight-lease transaction has been determined to be necessary to induce the Sublessee to remain and expand its operations within the City and not otherwise relocate the same outside of the City; and if the Agency does not provide such financial assistance, the Sublessee could not feasibly proceed with the Project; and
     WHEREAS, in order to finance a portion of the costs of the Project, General Electric Capital Corporation (the “First Mortgagee”) has agreed to lend $7,352,500 to the Sublessor; and
     WHEREAS, in order to evidence its obligation to repay the loan made by the First Mortgagee to it, the Sublessor will issue to the First Mortgagee a promissory note (the “First Mortgage Note”) in the principal amount of the loan; and
     WHEREAS, in order to secure its obligations to the First Mortgagee under the First Mortgage Note, the Sublessor and the Agency will grant a mortgage on the Facility to the First Mortgagee, subject to permitted encumbrances thereon, pursuant to a certain Mortgage, dated December 29, 2004 (the “First Mortgage”), from the Sublessor and the Agency to the First Mortgagee; and
     WHEREAS, in order to finance a portion of the costs of the Project, a subordinate lender to be determined (the “Second Mortgagee”) may lend certain monies to the Sublessor after the Commencement Date; and
     WHEREAS, in order to evidence its obligation to repay the loan made by the Second Mortgagee to it, the Sublessor may, after the Commencement Date, issue to the Second Mortgagee a promissory note (the “Second Mortgage Note”) in the principal amount of the loan; (the “Second Mortgage Loan”); and
     WHEREAS, in order to secure its obligations to the Second Mortgagee under the Second Mortgage Note, the Sublessor and the Agency may, after the Commencement Date, grant a mortgage on the Facility to the Second Mortgagee, subject to permitted encumbrances thereon, pursuant to a mortgage (the “Second Mortgage”; together with the Second Mortgage Note, the

“Second Mortgage Documents”), from the Sublessor and the Agency to the Second Mortgagee; and
     WHEREAS, it is possible that, at the option of the Sublessor, after the Commencement Date, (x) the Second Mortgage Documents will be executed by the parties thereto, and (y) the Second Mortgage Loan will be made for the benefit of the Sublessor; and
     WHEREAS, pursuant to the Lease Agreement, the Agency has subleased the Facility to the Sublessor, with the understanding that the Sublessor will sub-sublease the Facility to the Sublessee pursuant to this Sublease Agreement; and
     WHEREAS, pursuant to Section 4.3 of the Lease Agreement, the Sublessor has agreed to make certain payments in lieu of real estate taxes with respect to the Land and the Improvements; and
     WHEREAS, this Sublease Agreement is authorized pursuant to Section 9.3 of the Lease Agreement;
     NOW, THEREFORE, in consideration of the premises and the respective representations and agreements hereinafter contained, the parties hereto agree as follows:
     Section 1. Definitions. Any term not defined herein shall have the meaning set forth for such term in the Lease Agreement or in Appendix A attached hereto and made a part hereof.
     Section 2. Construction. In this Sublease Agreement, unless the context otherwise requires:
          (a) The terms “hereby”, “hereof”, “hereto”, “herein”, “hereunder” and any similar terms, as used in this Sublease Agreement, refer to this Sublease Agreement, and the term “hereafter” shall mean after, and the term “heretofore” shall mean before, the date of the execution and delivery of this Sublease Agreement.
          (b) Words of the masculine gender shall mean and include correlative words of the feminine and neuter genders and words importing the singular number shall mean and include the plural number and vice versa.
          (c) Words importing persons shall include firms, associations, partnerships (including limited partnerships), trusts, corporations and other legal entities, including public bodies, as well as natural persons.
          (d) Any headings preceding the texts of the several Sections of this Sublease Agreement, and any table of contents appended to copies hereof, shall be solely for convenience of reference and shall not constitute a part of this Sublease Agreement, nor shall they affect its meaning, construction or effect.
     Section 3. Representations and Warranties by the Sublessee. The Sublessee makes the following representations, warranties and covenants to the Agency and the Sublessor:

          (a) The Sublessee is a corporation duly organized, validly existing and in good standing under the laws of the State of New York, is not in violation of any provision of its certificate of incorporation or by-laws, has the requisite power and authority to own its property and assets, to carry on its business as now being conducted by it and to execute, deliver and perform this Sublease Agreement and each other Project Document to which it is or shall be a party.
          (b) The execution, delivery and performance of this Sublease Agreement and each other Project Document to which it is or shall be a party and the consummation of the transactions herein and therein contemplated have been duly authorized by all requisite corporate action on the part of the Sublessee and will not violate any provision of law, any order of any court or agency of government, or the certificate of incorporation or by-laws of the Sublessee, or any indenture, agreement or other instrument to which the Sublessee is a party or by which it or any of its property is subject to or bound, or be in conflict with or result in a breach of or constitute (with due notice and/or lapse of time) a default under any such indenture, agreement or other instrument or result in the imposition of any lien, charge or encumbrance of any nature whatsoever other than Permitted Encumbrances.
          (c) There is no action or proceeding pending or threatened by or against the Sublessee by or before any court or administrative agency that would adversely affect the ability of the Sublessee to perform its obligations under this Sublease Agreement or any other Project Document to which it shall be a party and all authorizations, consents and approvals of governmental bodies or agencies required to be obtained by the Sublessee as of the date hereof in connection with the execution and delivery of this Sublease Agreement and each other Project Document to which the Sublessee shall be a party or in connection with the performance of the obligations of the Sublessee hereunder and under each of the Project Documents have been obtained.
          (d) The Facility will constitute a “project” under the Act, and the Sublessee intends to operate the Facility, or cause the Facility to be operated, in accordance with this Sublease Agreement and the Lease Agreement and as an Approved Facility and a qualified “project” in accordance with and as defined under the Act.
          (e) The financial assistance (within the meaning of the Act) provided by the Agency to the Sublessor and the Sublessee through the straight-lease transaction (within the meaning of the Act) as contemplated by this Sublease Agreement is reasonably necessary to induce the Sublessee to proceed with the Project.
          (f) The transactions contemplated by this Sublease Agreement shall not result in the removal of any facility or plant of the Sublessee or any other occupant or user of the Facility from one area of the State (but outside of the City) to within the City or in the abandonment of one or more facilities or plants of the Sublessee or any other occupant or user of the Facility located within the State (but outside of the City).
          (g) The transactions contemplated by this Sublease Agreement shall not provide financial assistance in respect of any project where facilities or property that are primarily used in making retail sales (within the meaning of the Act) of goods or services to customers who personally visit such facilities constitute more than one-third of the total project costs and undertaking the Project will serve the public purposes of the Act by preserving permanent, private sector jobs or increasing the overall number of permanent, private sector jobs in the State.
          (h) No funds of the Agency shall be used in connection with the transactions contemplated by this Sublease Agreement for the purpose of preventing the establishment of an industrial or manufacturing plant or for the purpose of advertising or promoting materials which depict elected or appointed government officials in either print or electronic media, nor shall any funds of the Agency be given hereunder to any group or organization which is attempting to prevent the establishment of an industrial or manufacturing plant within the State.
          (i) This Sublease Agreement and the other Project Documents to which the Sublessee shall be a party constitute the legal, valid and binding obligations of the Sublessee enforceable against the Sublessee in accordance with their respective terms.
          (j) The Sublessor and the Sublessee are in compliance, and will continue to comply, with all Federal, State and local laws or ordinances (including rules and regulations) relating to zoning, building, safety and environmental quality applicable to the Project and the operation of the Facility.
          (k) Except as permitted by Section 9.3 of the Lease Agreement, no Person other than the Sublessor and the Sublessee is or will be in use, occupancy or possession of any portion of the Facility.
          (l) The Project will be designed, and the operation of the Facility will be, in compliance with all applicable Federal, State and local laws or ordinances (including rules and regulations) relating to safety and environmental quality.
          (m) Neither the Sublessee nor any Affiliate thereof is a Prohibited Person.
          (n) The equitable and voting ownership interests of the Sublessor are owned by the same individuals owning the equitable and voting ownership interests of the Sublessee.
     Section 4. Incorporation of Lease Agreement. The Sublessee acknowledges receipt of a true and complete copy of the Lease Agreement and consents to the terms thereof. All of the terms, conditions and covenants of the Lease Agreement are deemed incorporated by reference in this Sublease Agreement, with the same force and effect as if each and every provision thereof were more fully and at length set forth herein, provided, however, that only the Sublessor can exercise the option to purchase the Facility as set forth in Article VIII of the Lease Agreement
     Section 5. Lease of Facility.
          (a) The Sublessor hereby leases to the Sublessee and the Sublessee hereby leases from the Sublessor its interest in and to the Facility for and during the term herein provided and upon and subject to the terms and conditions herein set forth. The Sublessor shall at all times during the term of this Sublease Agreement occupy, use and operate the Facility as an

Approved Facility in accordance with the provisions of the Act and as a qualified “Project” for the general purposes specified in the recitals to the Lease Agreement.
     The term of this Sublease Agreement shall commence on the date of the execution and delivery of this Sublease Agreement and shall expire on midnight (New York City time) on June 29, 2030 or upon such earlier or later date as may be provided in accordance with the terms of the Lease Agreement (or upon such earlier termination of the Lease Agreement as provided therein) but in no event earlier than one day prior to the termination of the Lease Agreement.
          (b) During the term of this Sublease Agreement, the Sublessee agrees to pay sublease rentals to the Sublessor in an amount which will equal the amounts necessary to pay the Rental Payments as the same come due under the Lease Agreement. The Sublessor agrees that any sublease rentals payable pursuant to the preceding sentence of this paragraph (b) shall be paid directly or for the account of the Agency as provided in the Lease Agreement (and hereby directs the Sublessee and the Sublessee agrees to make such payments), except that if the Lease Agreement requires Rental Payments to be paid otherwise, such sublease rentals shall be paid in the same manner as so required thereunder.
          (c) The Sublessee hereby agrees to be bound by each and every obligation, term, covenant, condition and agreement of the Lease Agreement by which the Sublessor as Lessee thereunder is bound and hereby assumes all of the Sublessor’s obligations and makes all of the waivers made by the Sublessor under the Lease Agreement as if the Sublessee were the named Lessee under the Lease Agreement and agrees to keep and perform all of the obligations, terms, covenants, conditions and agreements of the Lease Agreement and to pay all sums due under the Lease Agreement on the part of the Sublessor thereunder to be kept and performed and further assumes all obligations as specifically relate to the Sublessee as are contained in the Lease Agreement. Those obligations of the Sublessor in the Lease Agreement which are set forth as surviving the termination of the Lease Agreement shall similarly survive as obligations of the Sublessee and survive the termination of this Sublease Agreement
          (d) During the term of this Sublease Agreement, the Sublessee agrees to pay to the Sublessor, in addition to the sublease rentals referenced in paragraph (b) of this Section 5, additional sublease rentals in the amounts and at the times as will enable the Sublessor to satisfy its payment obligations under the First Mortgage Loan and the Second Mortgage Loan. Sublessor acknowledges that the portion of the sublease rentals necessary to pay the mortgage loan are assigned to the First Mortgagee and, if applicable, will be assigned to the Second Mortgagee.
     Section 6. Nature of Sublessee’s Obligations Unconditional. The Sublessee’s obligations under this Sublease Agreement to pay sublease rentals shall be absolute, unconditional and general obligations, and irrespective of any defense or any rights of set-off, recoupment or counterclaim or deduction and without any rights of suspension, deferment, diminution or reduction it might otherwise have against the Sublessor, the Agency or any other Person and the obligation of the Sublessee shall arise whether or not the Project has been completed as provided in the Lease Agreement. The Sublessee will not suspend or discontinue payment of any sublease rental due and payable hereunder or performance or observance of any covenant or agreement required on the part of the Sublessee hereunder for any cause whatsoever, and the Sublessee waives all rights now or hereafter conferred by statute or otherwise to any abatement, suspension, deferment, diminution or reduction in the sublease rentals due or to become due hereunder.
     Section 7. Dissolution or Merger of Sublessee; Restrictions on Sublessee. The Sublessee covenants and agrees that at all times during the term of this Sublease Agreement, it will (i) maintain its existence, (ii) continue to be a corporation subject to service of process in the State and either organized under the laws of the State, or organized under the laws of any other state of the United States and duly qualified to do business in the State, (iii) not liquidate, wind-up or dissolve or otherwise dispose of all or substantially all of its property, business or assets remaining after the execution and delivery of this Sublease Agreement, and (iv) not consolidate with or merge into another entity or permit one or more entities to consolidate with or merge into it; provided, however, the Sublessee, without violating the foregoing but with the prior written consent (not to be unreasonably withheld or delayed) of the Agency, may consolidate with or merge into another entity, or permit one or more entities to consolidate with or merge into it, or sell or otherwise transfer all or substantially all of its property, business or assets to another such entity (and thereafter liquidate, wind-up or dissolve or not, as the Sublessee may elect) if, (i) the Sublessee is the surviving, resulting or transferee entity, and has a net worth (as determined in accordance with generally accepted accounting principles) at least equal to that of the Sublessee immediately prior to such consolidation, merger or transfer, or (ii) in the event that the Sublessee is not the surviving, resulting or transferee company (1) the surviving, resulting or transferee company (A) is solvent and subject to service of process in the State and organized under the laws of the State, or any other state of the United States, and duly qualified to do business in the State, (B) assumes in writing all of the obligations of the Sublessee contained in this Sublease Agreement and all other Project Documents to which the Sublessee shall be a party, and (C) is not, nor is it an Affiliate of, a Prohibited Person, (2) the Sublessee delivers to the Agency an Opinion of Counsel to the effect that this Sublease Agreement and all other Project Documents to which the Sublessee shall be a party constitute the legal, valid and binding obligations of such successor sublessee and are enforceable in accordance with their respective terms to the same extent as they were enforceable against the predecessor sublessee, and (3) in the opinion of an Independent Accountant, such successor sublessee has a net worth (as determined in accordance with generally accepted accounting principles) after the merger, consolidation, sale or transfer at least equal to that of the Sublessee immediately prior to such merger, consolidation, sale or transfer. The Sublessee further represents, covenants and agrees that it is and throughout the term of this Sublease Agreement will (x) continue to be owned by one or more of the same individuals as shall own the beneficial ownership in the Sublessor, (y) continue to be duly qualified to do business in the State and that any corporation succeeding to its rights under this Sublease Agreement shall be and continue to be duly qualified to do business in the State, and (z) not constitute a Prohibited Person.
     Section 8. Events of Default. Any one or more of the following events shall constitute an “Event of Default” hereunder:
          (a) Failure of the Sublessee to pay any rental under Section 5(b) or 5(d) hereof that has become due and payable by the terms hereof which results in the occurrence of an Event of Default under the Lease Agreement;

          (b) (i) Failure of the Sublessee to pay any amount (except the obligation to pay rent under Section 5(b) or 5(d) hereof) that has become due and payable or to observe and perform any covenant, condition or agreement on its part to be performed under Section 6 or 7 hereunder or with respect to Sections 2.4, 4.3, 4.4, 4.6, 4.7, 5.1, 6.1, 6.2, 6.3, 6.12, 6.13, 7.6, 8.5, 9.3 or 9.14 of the Lease Agreement and continuance of such failure for a period of thirty (30) days after receipt by the Sublessee of written notice specifying the nature of such default from the Agency;
               (ii) Failure of the Sublessee to pay any amount (except the obligation to pay rent under Section 5(b) or 5(d) hereof) that has become due and payable or to observe and perform any covenant, condition or agreement on its part to be performed with respect to Section 4.5 of the Lease Agreement and continuance of such failure for a period of fifteen (15) days after receipt by the Sublessee of written notice specifying the nature of such default from the Agency;
          (c) Failure of the Sublessee to observe and perform any covenant, condition or agreement hereunder on its part to be performed (except as set forth in Section 8(a) or (b) above) and (1) continuance of such failure for a period of thirty (30) days after receipt by the Sublessee of written notice specifying the nature of such default from the Agency, or (2) if by reason of the nature of such default the same can be remedied, but not within the said thirty (30) days, the Sublessee fails to proceed with reasonable diligence after receipt of said notice to cure the same or fails to continue with reasonable diligence its efforts to cure the same;
          (d) The Sublessee, the Sublessor or any other Guarantor shall (i) apply for or consent to the appointment of or the taking of possession by a receiver, liquidator, custodian or trustee of itself or himself or of all or a substantial part of its or his property, (ii) admit in writing its or his inability, or be generally unable, to pay its or his debts as such debts generally become due, (iii) make a general assignment for the benefit of its or his creditors, (iv) commence a voluntary case under the Federal Bankruptcy Code (as now or hereafter in effect), (v) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts, (vi) fail to controvert in a timely or appropriate manner, or acquiesce in writing to, any petition filed against itself or himself in an involuntary case under the Federal Bankruptcy Code (as now or hereafter in effect), (vii) take any action for the purpose of effecting any of the foregoing, or (viii) be adjudicated a bankrupt or insolvent by any court;
          (e) A proceeding or case shall be commenced, without the application or consent of the Sublessee, the Sublessor or any other Guarantor, in any court of competent jurisdiction, seeking, (i) liquidation, reorganization, dissolution, winding-up or composition or adjustment of debts, (ii) the appointment of a trustee, receiver, liquidator, custodian or the like of the Sublessee, the Sublessor or any other Guarantor, or of all or any substantial part of its or his respective assets, or (iii) similar relief under any law relating to bankruptcy, insolvency, reorganization, winding-up or composition or adjustment of debts, and such proceeding or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of ninety (90) days, or any final order for relief against the Sublessee, the Sublessor or any other Guarantor shall be entered in an involuntary case under such Bankruptcy Code; the terms “dissolution” or “liquidation” of the Sublessee, the Sublessor or any other Guarantor as used above shall not be construed to prohibit any action otherwise permitted by Section 7 hereof, Section 6.1 of the Lease Agreement, or Section 2.6 of the Guaranty Agreement;
          (f) Any representation or warranty made by the Sublessee, the Sublessor or any other Guarantor in (i) the application and related materials submitted to the Agency for approval of the Project or the transactions contemplated by this Sublease Agreement, (ii) herein or in any other Project Document, or (iii) any report, certificate, financial statement or other instrument furnished pursuant hereto or any of the foregoing, shall prove to be false, misleading or incorrect in ally material respect as of the date made;
          (g) An “Event of Default” under the Guaranty Agreement or the Lease Agreement shall occur and be continuing; or
          (h) The Sublessor, the Sublessee or any other Guarantor shall become a Prohibited Person.
     Whenever any Event of Default shall have occurred and be continuing, the Agency may take any of the same remedial steps with respect to the Sublessee under this Sublease Agreement as are set forth in Section 7.2 of the Lease Agreement with respect to an Event of Default thereunder.
     Section 9. Sublease Agreement for Benefit of the Agency. It is understood and agreed by the parties hereto that this Sublease Agreement is entered into for the benefit of the Agency, and the payments, obligations, covenants and agreements of the parties hereto may be enforced by the Agency as if it were a party to this Sublease Agreement.
     Section 10. Recording. An original of this Sublease Agreement shall be recorded by the Sublessee subsequent to the recordation of the Lease Agreement in the appropriate office of the Register of The City of New York, or in such other office as may at the time be provided by law as the proper place for the recordation thereof.
     Section 11. Miscellaneous.
          (a) This Sublease Agreement shall inure to the benefit of the Sublessor, the Sublessee and the Agency, and shall be binding upon the Sublessor and the Sublessee and their respective successors and assigns.
          (b) This Sublease Agreement shall be governed by, and construed in accordance with, the laws of the State,
          (c) The Sublessee represents that it is, and covenants that throughout the term of this Sublease Agreement it shall remain, a corporation organized under the laws of the State of New York (subject to Section 7 hereof) and duly qualified to do business and in good standing under the laws of the State of New York.
          (d) The Sublessor and the Sublessee agree that this Sublease Agreement is subject to and is expressly subordinated to the Permitted Encumbrances and the Lease Agreement and all extensions, modifications, amendments and renewals thereof.

          (e) The Sublessee consents to the Sublessor’s assignment of its rights hereunder pursuant to Section 3.6 of the Lease Agreement. This Sublease Agreement shall not otherwise be assigned, modified, amended, rescinded, terminated, repealed or canceled without the prior written consent of the Agency; provided, however, that no amendment pertaining directly or indirectly to the rights, powers or privileges of the First Mortgagee shall be effective without the consent of the First Mortgagee and no amendment pertaining directly or indirectly to the rights, powers or privileges of the Second Mortgagee after the execution and delivery of the Second Mortgage shall be effective without the consent of the Second Mortgagee.
     The Sublessee shall not seek to recover from the Agency any moneys paid to the Agency pursuant to this Sublease Agreement, whether by reason of set-off, counterclaim or deduction or for any reason whatsoever. The Sublessee covenants and agrees (w) that whenever the consent or approval of the Sublessor is required or permitted under this Sublease Agreement, the written consent or approval of the Agency shall first be obtained before taking any action or omitting to take any action for which such consent or permission is needed by the Sublessor; (x) simultaneously to give to the Agency copies of all notices and communications by the Sublessee under this Sublease Agreement; (y) that the Agency shall not be obligated by reason of the assignment of this Sublease Agreement or otherwise to perform or be responsible for the performance of any duties or obligations of the Sublessor hereunder; and (z) not to make any prepayments of rents or other sums due hereunder to the Sublessor unless such prepayments shall also be simultaneously applied as a prepayment of Rental Payments due or to become due under the Lease Agreement.
     The Sublessee hereby waives the provisions of Section 227 of the New York Real Property Law or any law of like import now or hereafter in effect.
     All notices, certificates or other communications hereunder shall be sufficient if sent by return receipt requested or registered or certified United States mail, postage prepaid, addressed, if to the Sublessor, to The Chefs’ Warehouse Leasing Co., LLC, 1300 Viele Avenue, Bronx, New York 10474, Attention: Dean Facatselis, Manager, with a copy to Rivkin Radler LLP, EAB Plaza, Uniondale, New York 11556, Attention: William Cornachio, Esq.; and if to the Sublessee, to Dairyland USA Corporation, 1300 Viele Avenue, Bronx, New York 10474, Attention: Dean Facatselis, Executive Vice President, with a copy to Rivkin Radler LLP, EAB Plaza, Uniondale, New York 11556, Attention: William Cornachio, Esq. Copies of any notices delivered to the Sublessor or to the Sublessee shall also be sent to the Agency at 110 William Street, New York, New York 10038, Attention: Executive Director, with a copy to the General Counsel of the Agency at the same address. Copies of any notices delivered to the Sublessor or to the Sublessee shall also be sent to the First Mortgagee at General Electric Capital Corporation, 635 Maryville Centre Drive, Suite 120, St. Louis, Missouri 63141, Attention: Loan Servicing; with a copy to Phillips Lytle LLP, 1400 First Federal Plaza, Rochester, New York 14614, Attention Raymond L. Ruff, Esq., and to the Second Mortgagee at the address on the Second Mortgage. All notices shall be given and delivered and deemed effective as provided in Section 9.5 of the Lease Agreement.
     This Sublease Agreement shall completely and fully supersede all other prior understandings or agreements, both written and oral, between the Sublessor and the Sublessee relating to the Facility.

     If any clause, provision or section of this Sublease Agreement be ruled invalid by any court of competent jurisdiction, the invalidity of such clause, provision or section shall not affect any of the remaining provisions hereof.
     The Sublessee will permit the Agency, or its duly authorized agent, at all reasonable times and upon reasonable notice, to enter the Facility but solely for the purpose of (y) assuring that the Sublessee is operating the Facility, or is causing the Facility to be operated, as an Approved Facility and a qualified “project” within the meaning of the Act consistent with the purposes set forth in the recitals to this Sublease Agreement and with the public purposes of the Agency, and (z) determining whether the Facility and/or the use thereof is in violation of any environmental law, and not for any purpose of assuring the proper maintenance or repair of the Facility as such latter obligation is and shall remain solely the obligation of the Sublessee.
     This Sublease Agreement shall become effective upon its delivery. It may be simultaneously executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.
     It is the intention of the parties hereto that this Sublease Agreement be a “net lease” and that the portion of the rent set forth in Section 5(b) of this Sublease Agreement be available for Rental Payments under the Lease Agreement.
     The parties do hereby expressly waive all rights to trial by jury on any cause of action directly or indirectly involving the terms, covenants or conditions of this Sublease Agreement or the Facility or any matters whatsoever arising out of or in any way connected with this Sublease Agreement.
     The provision of this Sublease Agreement relating to waiver of a jury trial and the right of re-entry or re-possession shall survive the termination or expiration of this Sublease Agreement.
     The Sublessee shall not make, or suffer to be made, any leases (other than the Lease Agreement, the Sublease Agreement, and subleases made in accordance with Section 9.3 of the Lease Agreement) or cancel or modify any leases or further assign the whole or any part of the rents without the prior written consent of the Agency. No lease (other than the Company Lease, the Lease Agreement and this Sublease Agreement) covering all or any part of the Facility shall be valid or effective without the prior written approval of the Agency. In respect of any lease, the Sublessee will (i) fulfill or perform each and every provision thereof on its part to be fulfilled or performed; (ii) promptly send copies of all notices of default which it shall send or receive thereunder to the Agency, and (iii) enforce, short of termination thereof, the performance or observance of the provisions thereof. Nothing contained in this Sublease Agreement shall be deemed to impose on the Agency any of the obligations of the lessor under the leases.
     All leases must provide that the Sublessee and its tenant shall, at the Agency’s option, furnish the Agency with an estoppel and attornment letter as to the leases in form and substance acceptable to the Agency.
     The Sublessee will furnish to the Agency, upon its request therefore, a detailed statement in writing duly sworn, and covering the period of time specified in such request, containing a list of the names of all tenants of the Facility and occupants other than those claiming possession through such tenants, the portion or portions of the Facility occupied by such tenant and occupant, the rents and other charges payable under the terms of their leases or other agreements, and the periods covered by such leases or other agreements.
     The date of this Sublease Agreement shall be for reference purposes only and shall not be construed to imply that this Sublease Agreement was executed on the date first above written. This Sublease Agreement was executed and delivered on the Commencement Date.
     This Sublease Agreement shall be subject and subordinate to the First Mortgage and the Second Mortgage and to such mortgage liens and security interests so created thereby.

     IN WITNESS WHEREOF, the Sublessor and the Sublessee have authorized the execution of this Sublease Agreement, all being done as of the year and day first above written.

THE CHEFS’ WAREHOUSE LEASING CO.,
LLC, as Sublessor

By: Name:	/s/ Dean Facatselis Dean Facatselis
Title:	Manager

DAIRYLAND USA CORPORATION., as
Sublessee

By: Name:	/s/ Dean Facatselis Dean Facatselis
Title:	Executive Vice President

STATE OF NEW YORK	)
	)	ss.:
COUNTY OF NEW YORK	)
     On the 29th day of December, 2004, before me, the undersigned, a Notary Public in and for said State, personally appeared Dean Facatselis, known to me or proved to me on the basis of satisfactory evidence to be the individual, whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual executed the instrument.

/s/ Joseph D. Monaco Notary Public

Joseph D. Monaco
Notary Public, State of New York
No. 02MO4962971
Qualified in Nassau County
Commission Expires 02/26/2006

STATE OF NEW YORK	)
	)	ss.:
COUNTY OF NEW YORK	)
     On the 29th day of December, 2004, before me, the undersigned, a Notary Public in and for said State, personally appeared Dean Facatselis, known to me or proved to me on the basis of satisfactory evidence to be the individual, whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual executed the instrument.

/s/ Joseph D. Monaco Notary Public

Joseph D. Monaco
Notary Public, State of New York
No. 02MO4962971
Qualified in Nassau County
Commission Expires 02/26/2006

APPENDICES

EXHIBIT A

DESCRIPTION OF THE LAND
ALL THAT CERTAIN PLOT, PIECE OR PARCEL OF LAND, LYING AND BEING IN THE BOROUGH AND COUNTY OF BRONX, CITY AND STATE OF NEW YORK, BOUNDED AND DESCRIBED AS FOLLOWS:
BEGINNING AT A POINT ON THE SOUTHERLY SIDE OF VIELE AVENUE DISTANT 230 FEET EASTERLY FROM THE CORNER FORMED BY THE INTERSECTION OF THE EASTERLY SIDE OF COSTER STREET AND THE SOUTHERLY SIDE OF VIELE AVENUE;
RUNNING THENCE SOUTHERLY AND PARALLEL WITH THE EASTERLY SIDE OF COSTER STREET 600 FEET TO THE NORTHERLY SIDE OF RYAWA AVENUE;
RUNNING THENCE EASTERLY ALONG THE NORTHERLY SIDE OF RYAWA AVENUE 230 FEET;
THENCE NORTHERLY AND AGAIN PARALLEL WITH THE EASTERLY SIDE OF COSTER STREET 600 FEET TO THE SOUTHERLY SIDE OF VIELE AVENUE; AND
THENCE WESTERLY ALONG THE SOUTHERLY SIDE OF VIELE AVENUE 230 FEET TO THE POINT OR PLACE OF BEGINNING.
TOGETHER with all the right, title and interest of the party of the first part, of in and to the land lying in the street in front of and adjoining said premises.

EXHIBIT B
DESCRIPTION OF THE FACILITY EQUIPMENT
     The acquisition of building materials and fixtures for incorporation within the buildings located at 1300 Viele Avenue and 1301 Ryawa Avenue, Bronx, New York 10474.

APPENDIX A
     Company Lease shall mean the Company Lease Agreement, dated as of December 1, 2004, between the Sublessor and the Agency, and shall include any and all amendments thereof and supplements thereto hereafter made in conformity therewith.
     Event of Default shall have the meaning specified in Section 8 hereof.
     Land shall mean that certain lot, piece or parcel of land generally known by the street address 1300 Viele Avenue and 1301 Ryawa Avenue, Bronx, New York 10474, as more particularly described in Exhibit A. “Description of the Land” hereto, which is made a part hereof, together with all easements, rights and interests now or hereafter appurtenant or beneficial thereto; but excluding, however, any real property or interest therein released pursuant to Section 6.4 of the Lease Agreement;
     Lease Agreement shall mean the Lease Agreement, dated as of December 1, 2004, between the Agency and the Sublessor, and shall include any and all amendments thereof and supplements thereto hereafter made in conformity therewith.
     Sublease Agreement shall mean this Sublease Agreement, dated as of December 1, 2004, between the Sublessor and the Sublessee, and shall include any and all amendments hereof and supplements hereto hereafter made in conformity herewith.